UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 5, 2022

V2X, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Indiana

(State or Other Jurisdiction of Incorporation)

001-36341	38-3924636
(Commission	(IRS Employer
File Number)	Identification No.)

2424 Garden of the Gods Road, Suite 300

Colorado Springs, CO 80919

(Address of Principal Executive Offices) (Zip Code)

(719) 591-3600

(Registrant's Telephone Number, Including Area Code)

Vectrus, Inc.

(Former Name or Former Address, if Changed Since Last Report)

Securities Registered Under Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01 Per Share	VEC	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INTRODUCTORY NOTE

On July 5, 2022 (the “Closing Date”), V2X, Inc., an Indiana corporation formerly known as Vectrus, Inc. (the “Company”), completed its previously announced business combination transaction pursuant to the Agreement and Plan of Merger, dated as of March 7, 2022 (the “Merger Agreement”), by and among Vertex Aerospace Services Holding Corp., a Delaware corporation (“Vertex”), the Company, Andor Merger Sub Inc., a Delaware corporation (“Merger Sub Inc.”), and Andor Merger Sub LLC, a Delaware limited liability company (“Merger Sub LLC”).

In connection with the closing of the transactions contemplated by the Merger Agreement (the “Closing”), the Company filed an amendment to the Company’s Articles of Incorporation (the “Charter Amendment”) with the Secretary of State of the State of Indiana to change the Company’s name to “V2X, Inc.”

The Company’s common stock, par value $0.01 per share (“Common Stock”), will continue to trade on the New York Stock Exchange. The Company will continue to trade under the name Vertex, Inc. and the ticker symbol “VEC” through July 7, 2022. Beginning at the open of business on July 8, 2022, the Company’s Common Stock is expected to trade under the ticker symbol “VVX”.

On the Closing Date, in order to effect the consummation of the transactions contemplated by the Merger Agreement, (i) Merger Sub Inc. merged (the “First Merger”) with and into Vertex, with Vertex surviving such First Merger as a direct, wholly owned subsidiary of the Company, pursuant to and effective upon the filing of a certificate of merger with the Secretary of State of the State of Delaware (the “First Effective Time”) and (ii) immediately following the First Effective Time, Vertex (as the surviving company in the First Merger) merged (the “Second Merger,” and together with the First Merger, the “Mergers”) with and into Merger Sub LLC, with Merger Sub LLC surviving the Second Merger as a direct, wholly owned subsidiary of the Company, pursuant to and effective upon the filing of a certificate of merger with the Secretary of State of the State of Delaware.

As previously reported, at a special meeting of the Company’s shareholders held on June 15, 2022, the Company’s shareholders approved the issuance of shares of Common Stock as merger consideration pursuant to the terms of the Merger Agreement and approved the Charter Amendment.

Upon the completion of the Mergers, each share of Vertex common stock, issued and outstanding immediately prior to the First Effective Time (other than Vertex common stock held by Vertex), was converted into the right to receive a number of fully paid and nonassessable shares of Common Stock with such number of shares determined pursuant to the exchange ratio set forth in the Merger Agreement, which was 67.8668567, resulting in the issuance of 18,591,866 shares of Common Stock to the former holders of Vertex common stock.

As a result of the Mergers, holders of Common Stock as of immediately prior to the First Effective Time collectively own approximately 37.75% of the outstanding shares of Common Stock, on a fully diluted basis, and the holders of equity interests of Vertex as of immediately prior to the First Effective Time collectively own approximately 62.25% of the outstanding shares of the Common Stock, on a fully diluted basis, in each case as of immediately after the First Effective Time.

Vertex Aerospace Holdco LLC, a Delaware limited liability company (“Vertex Holdco”), which is an affiliate of American Industrial Partners Capital Fund VI, L.P., a Delaware limited partnership and private equity fund affiliated with American Industrial Partners, now holds approximately 58% of the outstanding shares of the Common Stock, on a fully diluted basis. As a result of the Mergers, the Company will be a “controlled company” for purposes of Section 303A of the NYSE Listed Company Manual and will qualify for, and intends to rely on, exemptions from certain governance standards that would otherwise be applicable.

The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, incorporated herein by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on March 7, 2022.

2

Item 1.01. Entry into a Material Definitive Agreement.

Shareholders Agreement

Concurrently with the Closing, the Company entered into a Shareholders Agreement with Vertex Holdco and certain other former stockholders of Vertex who became shareholders of the Company (collectively, the “Former Vertex Stockholders”) that, among other things, (1) provides Vertex Holdco and its affiliates to which shares of Company Common Stock are transferred by a Former Vertex Stockholder (collectively, the “Vertex Holdco Parties”) with director nomination and committee designation rights, (2) governs how each Former Vertex Stockholder will vote its shares of Common Stock with respect to certain matters, (3) requires certain actions of the Company to be approved by the Vertex Holdco Parties, (4) provides the Vertex Holdco Parties with certain information rights, (5) limit transfers of Common Stock by the Former Vertex Stockholders, (6) limits certain acquisitions of Common Stock by the Vertex Holdco Parties, (7) restricts the ability of the Vertex Holdco Parties to solicit proxies in the election of directors for such periods indicated therein, and (8) provides that the Company will elect to be a “controlled company” for purposes of applicable listing standards for so long as the Company qualifies to do so.

Director Appointment Rights.

Pursuant to the Shareholders Agreement, for so long as the Former Vertex Stockholders collectively beneficially own 25% or more of the outstanding Common Stock (such period, the “Appointment Period”), the board of directors will be comprised of 11 members unless otherwise approved by the Vertex Holdco Parties holding a majority of the shares of Common Stock then held by the Vertex Holdco Parties (the “Requisite Consent”).

During the Appointment Period, the Vertex Holdco Parties will be permitted, under the terms of the Shareholders Agreement to designate, from time to time, the total number of Vertex Holdco designees for nomination and election to the board of directors set forth in the table below, subject to the allocation of such designees among the classes of directors, for so long as the Former Vertex Stockholders collectively beneficially own a percentage of outstanding shares of Common Stock that exceeds the ownership thresholds set forth in the table below.

	Former Vertex Stockholders ownership threshold
	Greater than or equal to 36%	Greater than or equal to 32%	Greater than or equal to 28%	Greater than or equal to 25%
Number of Vertex Holdco designees	5	4	3	2

The Shareholders Agreement requires the Company to take all actions within its direct or indirect control (including any actions within the control of the board of directors of the Company) and permitted by applicable law, stock exchange rules, and the Company’s organizational documents to cause the election of the Vertex Holdco designees, including, among other things, nominating and appointing the Vertex Holdco designees and including the Vertex Holdco designees in the slate of nominees recommended by the board of directors in the Company’s proxy statement or notice of meeting.

If the percentage of outstanding shares of Common Stock collectively beneficially owned by the Former Vertex Stockholders falls below one of the applicable ownership thresholds, then the Shareholders Agreement provides that the Vertex Holdco Parties will provide written notice to the Company and, at the option of the Vertex Holdco Parties, (1) one Vertex Holdco designee will resign, effective no later than the next annual meeting, or (2) the Vertex Holdco Parties will not designate one Vertex Holdco designee that the Vertex Holdco Parties would otherwise have been entitled to designate at the next annual meeting. The Vertex Holdco Parties will cause Vertex Holdco designees on the board of directors to resign from the board of directors on the first date that the percentage of outstanding shares of Common Stock collectively beneficially owned by the Former Vertex Stockholders falls below 25% and the Vertex Holdco Parties will no longer be entitled to designate any directors to the board of directors.

3

In addition, pursuant to the Shareholders Agreement, the non-voting board advisor designated by the Company at the Closing will serve in such capacity until the earlier of three years from the Closing, a time determined by a majority of the directors who are not Vertex Holdco designees, and such non-voting board advisor’s death, disability, retirement or resignation.

Committee Designation Rights

During the Appointment Period, each committee of the board of directors will consist of four members (unless otherwise approved by a majority of each of the Vertex Holdco and non-Vertex Holdco designees), at least two of which will not be Vertex Holdco designees. The Vertex Holdco Parties may designate (1) two Vertex Holdco designees to serve on each committee of the board of directors for so long as the Former Vertex Stockholders collectively beneficially own 34% or more of the outstanding shares of Common Stock and (2) one Vertex Holdco designee to serve on each committee of the board of directors for so long as at least one Vertex Holdco designee serves on the board of directors, in each case, subject to applicable listing standards and SEC rules.

During the Appointment Period, the audit committee of the board of directors of the Company will be composed of entirely members who are independent under the NYSE listing requirements. The Vertex Holdco Parties will be entitled to designate a Vertex Holdco designee to the audit committee of the board of directors of the Company if, at any time during the Appointment Period, the Vertex Holdco Parties were unable to designate their full number of designees to the audit committee because of the foregoing independence requirement and a Vertex Holdco designee is subsequently determined to be an independent director permitted to be appointed by the Vertex Holdco Parties.

Voting of Former Vertex Stockholders

Until the Company’s 2024 annual meeting, the Shareholders Agreement requires each Former Vertex Stockholder to vote its shares of Common Stock (1) for the Vertex Holdco designees and (2) with respect to any nominees who are not Vertex Holdco designees, as recommended by the nominating and governance committee of the board of directors of the Company. Beginning at the 2024 annual meeting, each Former Vertex Stockholder will be entitled to vote its shares of Common Stock in its sole discretion for one Vertex Holdco nominee (assuming an 11-member board of directors of the Company) and for all other nominees who are not Vertex Holdco designees, in the case of an uncontested election, must vote in the same manner as, and in the same proportion to, all shares voted by the Company’s shareholders (excluding all Former Vertex Stockholders), or, in the case of a contested election, at such Former Vertex Stockholder’s option, either in accordance with the recommendation of the nominating and governance committee of the board of directors of the Company or in the same manner as, and in the same proportion to, all shares voted by, the Company’s shareholders (excluding all Former Vertex Stockholders). The Shareholders Agreement requires the Company to take all necessary action to cause the Company’s 2024 annual meeting to be held on or about May 6, 2024, or an earlier date. The Shareholders Agreement also provides that the Former Vertex Stockholders may vote their shares in their discretion on any proposal or resolution that is not an election of directors.

Company Actions

Pursuant to the Shareholders Agreement, for so long as the Former Vertex Stockholders collectively beneficially own 34% or more of the outstanding shares of Common Stock, the Company will not, without the Requisite Consent: (1) commence the dissolution, winding up or bankruptcy of the Company or a significant subsidiary; (2) issue capital stock or stock equivalents representing, on a preceding 36-month basis, greater than 10% of the outstanding Common Stock, excluding Common Stock or stock equivalents issued in connection with an acquisition approved by a majority of the board of directors; (3) redeem, acquire or otherwise purchase capital stock of the Company in excess of $50.0 million, individually or in the aggregate, during any fiscal year; (4) repeal, amend or modify the Company’s articles of incorporation or bylaws in a manner that would (a) adversely affect any right or protection or increase the liability (actual or potential) of a Vertex Holdco designee with respect to any acts or omissions occurring prior to such repeal, amendment or modification; (b) change the Company’s (i) name, (ii) jurisdiction of incorporation, (iii) principal executive office location or (iii) corporate purpose; or (c) adversely affect the Company’s ability to perform under the Shareholders Agreement; (5) declare or pay any dividend or distribution (a) on a non-pro rata basis or (b) in excess of $25.0 million in the aggregate during any fiscal year; (6) merge or consolidate the Company or any significant subsidiary, spinoff a business, or engage in any similar transaction for consideration having a fair market value in excess of 9% of the total consolidated revenue of the Company; (7) acquire any business, properties, assets, or entities having an enterprise value in excess of 9% of the total consolidated revenue of the Company (except ordinary course of business acquisitions of inventory or equipment, consistent with past practice); (8) sell or transfer assets for consideration having a fair market value in excess of 9% of the total consolidated revenue of the Company (except ordinary course of business sales or transfers, consistent with past practice); (9) enter into any joint venture or similar business alliance requiring (a) the contribution of assets (including any required capital contributions) and/or (b) the assumption of liabilities (in respect of the preceding clauses (a) and (b) having a fair market value in excess of $20.0 million in the aggregate); (10) agree to make any capital expenditures in excess of $50.0 million, individually or in the aggregate, during any fiscal year; (11) incur Indebtedness (as defined in the Merger Agreement) (excluding (A) any incurrence under the Company’s existing credit facilities or (B) any ordinary course of business incurrence under the Company’s existing asset-based loan or revolving credit facility) that causes the Company’s total net leverage ratio to exceed 4.5; (12) terminate the Company’s Chief Executive Officer or Chief Financial Officer; (13) hire a replacement Chief Executive Officer or Chief Financial Officer; or (14) designate a director to the Company’s board of directors in a manner contrary to the designation rights of the Vertex Holdco Parties under the Shareholders Agreement.

4

Information Rights

If, during the Appointment Period, the Company is no longer subject to the reporting obligations under the Securities Exchange Act of 1934, as amended, the Company will deliver to the Vertex Holdco Parties consolidated balance sheets and statements of income, cash flows and shareholders’ equity, as of the end of each fiscal year and the end of each of the first three fiscal quarters in each fiscal year within 10 days after the Company would have been required to file such reports with the SEC.

During the Appointment Period, (1) the Vertex Holdco designees may share confidential, non-public information about the Company with the Vertex Holdco Parties and their affiliates (excluding portfolio companies) for internal use in connection with their investment in the Company and (2) the Vertex Holdco Parties, their affiliates and each of their respective representatives may consult with auditors and senior management of the Company and review the books and records of the Company, in each case, in connection with the investment in the Company and subject to the right of the Company’s board of directors to cause the Vertex Holdco designees to withhold such information if disclosure would (a) be reasonably likely to result in the loss of attorney client privilege, (b) violate applicable law or contractual obligations or (c) be to a competitor of the Company.

During the Appointment Period, the Company will provide any bona fide potential transferee (of the Vertex Holdco Parties’ shares of Common Stock) and such potential transferee’s representatives reasonable and customary due diligence information for purposes of negotiating and consummating a transfer of any portion of the Vertex Holdco Parties’ shares of Common Stock. However, the Company is entitled to withhold such information if disclosure would be (1) reasonably likely to result in the loss of attorney client privilege or violate applicable law or contractual obligations or (2) to a competitor of the Company (in addition to certain other exceptions as specified in the Shareholders Agreement).

Stock Transfer Restrictions

Unless approved by a majority of the Company’s board of directors who are not Vertex Holdco designees, for six months after the Closing, the Former Vertex Stockholders cannot sell, transfer or encumber, directly or indirectly, in whole or in part, any shares of Common Stock (or enter into any commitment to do such), except any (1) transfer of interests in a Former Vertex Stockholder entity or its direct or indirect parent that has assets representing a majority of its fair market value that are not shares of Common Stock and (2) change in ownership of any general partner or management company of the Vertex Holdco Parties will not be deemed to be a transfer. In addition, the Former Vertex Stockholders may transfer any shares of their Common Stock to an affiliate of the Former Vertex Stockholder that agrees to be bound by and a party to the Shareholders Agreement.

5

Stock Acquisition Restrictions

Unless approved by a majority of the Company’s board of directors who are not Vertex Holdco designees, the Vertex Holdco Parties cannot, directly or indirectly, acquire or offer to acquire shares of Common Stock that would result, after such acquisition, in the Vertex Holdco Parties beneficially owning more than 62.5% of the outstanding shares of Common Stock.

If at any time the Former Vertex Stockholders’ percentage ownership of the outstanding Common Stock falls below a given ownership threshold, then the Vertex Holdco Parties’ right(s) with respect to such ownership threshold will fall away and no longer apply even if, after the applicable ownership threshold is crossed, the Former Vertex Stockholders acquire shares of Common Stock such that they own in excess of the relevant ownership threshold.

Standstill

During the Appointment Period, except with respect to any Vertex Holdco nominee, the Vertex Holdco Parties cannot, and will cause their affiliates that the Vertex Holdco Parties have provided confidential information about the Company not to, directly or indirectly, (1) make or participate in any solicitation of proxies (as such terms are used in the proxy rules of the SEC) to vote or deliver a written consent with respect to, or seek to advise or influence any person or entity’s voting with respect to, any Common Stock (except on behalf of the Company), (2) make any public request or proposal to amend the standstill provision of the Shareholders Agreement, or (3) take any action that would reasonably be expected to result in the Company having to make a public announcement regarding the foregoing, publicly announce any intention to do the foregoing or enter into any discussions or arrangement to do the foregoing, unless, in each case, approved by a majority of the Company’s board of directors who are not Vertex Holdco designees.

Controlled Company

Pursuant to the Shareholders Agreement, the Vertex Holdco Parties and the Company will take whatever action may be reasonably necessary, if any, to cause the Company to comply with SEC rules and applicable listing standards then in effect if the Company ceases to qualify as a “controlled company.”

The foregoing description of the Shareholders Agreement does not purport to be complete and is qualified in its entirety by the terms of the Shareholders Agreement, a copy of which is filed as Exhibit 4.1 to this Current Report and is incorporated herein by reference.

Registration Rights Agreement

At the Closing, the Company entered a registration rights agreement with Former Vertex Stockholders (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, the Company granted the holders of registrable securities that are party to the Registration Rights Agreement certain registration rights with respect to such registrable securities.

As soon as reasonably practicable, but in no event later than the earlier of (a) the forty-fifth (45th) calendar day following the Company’s receipt of all of the historical financial information of Vertex and the “Sky Business” and all of the related pro forma financial information required to be included in a shelf registration on a Form S-3 and (b) the ninetieth (90th) calendar day following the Closing Date, the Company will file a resale shelf registration statement on Form S-3 or other applicable registration form registering all of the registrable securities held the Former Vertex Stockholders, referred to as the resale shelf registration statement. Following such filing, the Company will be required to use its commercially reasonable efforts to have the resale shelf registration statement declared effective by the SEC as soon as reasonably practicable and to maintain such effectiveness continuously until such a time as there are no longer any registrable securities. If the resale shelf registration statement ceases to be effective, then the Company will be required to use its commercially reasonable efforts to, as promptly as is reasonably practicable, cause such resale shelf registration statement to become effective again or to file a replacement resale shelf registration statement.

6

Subject to certain limitations set forth in the Registration Rights Agreement, the Former Vertex Stockholders will have the right to require the Company to use its commercially reasonable efforts to effectuate an underwritten public offering of the registrable securities. Any such request must cover a quantity of shares with an anticipated aggregate offering price, before any underwriting discounts or commissions and any offering-related expenses, of at least $50.0 million. The Former Vertex Stockholders have the right to request up to five underwritten offerings pursuant to the Registration Rights Agreement; however, such right is limited to no more than two underwritten offerings within any fiscal year of the Company.

The Registration Rights Agreement grants each Former Vertex Stockholder “piggyback” registration rights. Subject to certain exceptions and limitations, if the Company proposes to sell shares of Common Stock in an underwritten public offering or registers such shares with the SEC, either for its own account or for the account of other stockholders, each Former Vertex Stockholder will be entitled to include certain of its registrable securities in such offering or registration.

The registration rights provided for pursuant to the Registration Rights Agreement are subject to conditions and limitations, including the right of underwriters in an underwritten offering to limit the number of shares to be included in an offering and the Company’s right to delay, suspend or withdraw a registration statement under specified circumstances.

The Registration Rights Agreement provides that the Company must pay all registration expenses (other than the underwriting discounts and commissions) in connection with the resale shelf registration statement and any related underwritten offerings. The Registration Rights Agreement contains customary indemnification and contribution provisions.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by the terms of the Registration Rights Agreement, a copy of which is filed as Exhibit 4.2 to this Current Report and is incorporated herein by reference.

Management Services Agreement

At the Closing, the Company entered into a management services agreement (the “Management Services Agreement”) with AIP, LLC, an affiliate of American Industrial Partners, pursuant to which AIP, LLC will provide general management, financial and other corporate advisory services to the Company and its subsidiaries from time to time as are reasonably requested in advance by the Company in connection with its financial and business affairs as are mutually agreed upon and documented at such times, and from time to time, by the Company and AIP, LLC. The Management Services Agreement provides for the Company to reimburse AIP, LLC for its reasonable, documented and customary out-of-pocket expenses incurred in the ordinary course while performing services, and to indemnify AIP, LLC for certain matters related to the provision of services, but will not require the Company to pay any management fees, transaction fees or other compensation to AIP, LLC.

The foregoing description of the Management Services Agreement does not purport to be complete and is qualified in its entirety by the terms of the Management Services Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report and is incorporated herein by reference.

Certain Agreements Related to Indebtedness

The information set forth under Item 2.03 of this Current Report on Form 8-K is incorporated into this Item 1.01 by reference.

The descriptions set forth under Item 2.03 of this Current Report on Form 8-K do not purport to be complete and are qualified in their entirety by the terms of the Vertex First Lien Credit Agreement, Vertex Second Lien Credit Agreement and the Vertex ABL Credit Agreement, copies of which are filed as Exhibits 10.3, 10.4 and 10.5 to this Current Report, respectively, and is incorporated herein by reference.

7

Indemnification Agreements

In connection with the Closing, the Company entered into indemnification agreements (each, an “Indemnification Agreement”) with its newly appointed directors. Each Indemnification Agreement provides for indemnification and advancements by the Company of certain expenses and costs if the basis of the indemnitee’s involvement in a matter was by reason of the fact that the indemnitee is or was a director (or a Designated Director (as described in the Indemnification Agreement)) of the Company, its subsidiaries or for another entity, in each case to the fullest extent permitted by applicable law.

The foregoing description of the Indemnification Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Indemnification Agreements, the form of which is filed as Exhibit 10.2 to this Current Report and is incorporated herein by reference.

Item 1.02. Termination of a Material Definitive Agreement.

On the Closing Date, in connection with the Mergers, Vertex Borrower (as defined below) used the proceeds of a $260 million first-lien term loan facility funded pursuant to the Vertex First Lien Amendment (as defined below) to repay in full all outstanding indebtedness and terminate all commitments under that certain Credit Agreement, dated as of September 17, 2014 (as amended, restated, amended and restated, supplemented and otherwise modified from time to time prior to the Closing Date, the “Company Credit Agreement”), by and among the Company, VSC, as borrower, the lenders and issuing banks from time to time party thereto, and JPMorgan Chase Bank, N.A., as administrative agent. Additionally, the guarantees and liens securing the indebtedness under the Company Credit Agreement were discharged and released.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note to this Current Report on Form 8-K is incorporated into this Item 2.01 by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On the Closing Date, following the Mergers and a series of certain intercompany contributions described in the Merger Agreement, certain subsidiaries of the Company, including Vectrus Systems Corporation, a Delaware corporation (“VSC” and together with VSC, the “Company Guarantor Subsidiaries”), that became direct or indirect subsidiaries of Vertex Aerospace Service Corp., a Delaware corporation and wholly-owned indirect subsidiary of Vertex (“Vertex Borrower”), have provided guarantees of the indebtedness under each of (i) the First Lien Credit Agreement, dated as of December 6, 2021 (as amended by the Amendment No. 1 to First Lien Credit Agreement, dated as of the Closing Date (the “Vertex First Lien Amendment”), and as further amended, restated, amended and restated, supplemented and otherwise modified from time to time, the “Vertex First Lien Credit Agreement”), by and among Vertex Borrower, as borrower, Vertex Aerospace Intermediate LLC, a Delaware limited liability company, direct parent entity of Vertex Borrower and wholly-owned indirect subsidiary of Vertex (“Vertex Holdings”), the lenders from time to time party thereto and Royal Bank of Canada, as administrative agent, (ii) the Second Lien Credit Agreement, dated as of December 6, 2021 (as amended, restated, amended and restated, supplemented and otherwise modified from time to time, the “Vertex Second Lien Credit Agreement”), Vertex Borrower, as borrower, Vertex Holdings, the lenders from time to time party thereto and Royal Bank of Canada, as administrative agent, and (iii) the ABL Credit Agreement, dated as of June 29, 2018 (as amended by the First Amendment to ABL Credit Agreement, dated as of May 17, 2019, as further amended by the Second Amendment to ABL Credit Agreement, dated as of May 17, 2021, and as further amended by the Third Amendment to ABL Credit Agreement, dated as of December 6, 2021, as further amended by the Fourth Amendment (the “Vertex ABL Amendment”) to ABL Credit Agreement, dated as of the Closing Date, and as further amended, restated, amended and restated, supplemented and otherwise modified from time to time, the “Vertex ABL Credit Agreement”), by and among Vertex Borrower, Vertex Holdings, certain other subsidiaries of Vertex Borrower from time to time party thereto as co-borrowers, the lenders from time to time party thereto and Ally Bank, as administrative agent (in such capacity, the “ABL Agent”).

8

Vertex First Lien Credit Agreement

The Vertex First Lien Credit Agreement provides for senior secured first lien term loans in an aggregate principal amount of $1,185,000,000, consisting of a $925,000,000 term loan “B” tranche (the “First Lien Initial Term Tranche”) and a $260,000,000 incremental term loan “B” tranche (the “First Lien Incremental Term Tranche” and, together with the First Lien Initial Term Tranche, collectively, the “First Lien Term Facility”). The entire amount of the proceeds from the (i) First Lien Initial Term Tranche were previously used to finance the acquisition of certain subsidiaries of Raytheon Company, a Delaware corporation, and related transaction costs (the “Sky Acquisition”), and (ii) First Lien Incremental Term Tranche to finance the repayment of the Company Credit Agreement (as defined below) on the Closing Date. The loans under the First Lien Term Facility will be payable in full on December 6, 2028.

The Vertex Borrower’s obligations under the First Lien Term Facility are guaranteed by Vertex Holdings and Vertex Borrower’s wholly-owned domestic subsidiaries (including the Company Guarantor Subsidiaries, collectively, the “First Lien Guarantors”), subject to customary exceptions and limitations. The Vertex Borrower’s obligations under the First Lien Term Facility and the First Lien Guarantors’ obligations under the related guarantees are secured by (i) a first priority-lien on substantially all of the Vertex Borrower’s and the First Lien Guarantors’ assets other than the ABL Priority Collateral (as defined below) (subject to customary exceptions and limitations), and (ii) a second-priority lien on substantially all of the Vertex Borrower’s and the First Lien Guarantors’ accounts receivable, inventory and certain other assets arising therefrom or related thereto (collectively, the “ABL Priority Collateral”) (subject to customary exceptions and limitations).

The borrowings under the First Lien Initial Term Tranche bear interest at rates that, at the Vertex Borrower’s option, can be either a base rate, determined by reference to the federal funds rate, plus a margin of 2.75% to 3.00% per annum, or a Eurodollar rate, determined by reference to LIBOR, plus a margin of 3.75% to 4.00% per annum, in each case, depending on the consolidated first lien net leverage ratio of the Vertex Borrower and its subsidiaries. The borrowings under the First Lien Incremental Term Tranche bear interest at rates that, at the Vertex Borrower’s option, can be either a base rate, determined by reference to the federal funds rate, plus a margin of 3.00% per annum, or a term benchmark rate, determined by reference to Term SOFR, plus a margin of 4.00% per annum.

The Vertex First Lien Credit Agreement contains customary representations and warranties and affirmative covenants. The Vertex First Lien Credit Agreement also includes negative covenants that limit, among other things, additional indebtedness, additional liens, sales of assets, dividends, investments and advances, prepayments of debt and mergers and acquisitions.

The Vertex First Lien Credit Agreement contains customary events of default, including, but not limited to, payment defaults, breaches of representations and warranties, covenant defaults, events of bankruptcy and insolvency, failure of any guaranty or security document supporting the First Lien Term Facility to be in full force and effect, and a change of control. If an event of default occurs and is continuing, the Vertex Borrower may be required immediately to repay all amounts outstanding under the Vertex First Lien Credit Agreement.

The foregoing descriptions of the Vertex First Lien Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the terms of the Vertex First Lien Credit Agreement, a copy of which is filed as Exhibit 10.3 to this Current Report and is incorporated by reference herein.

Vertex Second Lien Credit Agreement

The Vertex Second Lien Credit Agreement provides for senior secured second lien term loans in an aggregate principal amount of $185,000,000 (the “Second Lien Term Facility”). The entire amount of the proceeds from the Second Lien Term Facility were previously used to finance the Sky Acquisition. The loans under the Second Lien Term Facility will be payable in full on December 6, 2029.

The Vertex Borrower’s obligations under the Second Lien Term Facility are guaranteed by Vertex Holdings and the Vertex Borrower’s wholly-owned domestic subsidiaries (including the Company Guarantor Subsidiaries, collectively, the “Second Lien Guarantors”), subject to customary exceptions and limitations. The Vertex Borrower’s obligations under the Second Lien Term Facility and the Second Lien Guarantors’ obligations under the related guarantees are secured by (i) a second priority-lien on substantially all of the Vertex Borrower’s and Second Lien Guarantors’ assets other than the ABL Priority Collateral (subject to customary exceptions and limitations), and (b) a third-priority lien on substantially all of the Vertex Borrower’s and Second Lien Guarantors’ assets ABL Priority Collateral (subject to customary exceptions and limitations).

9

The borrowings under the Second Lien Term Facility bear interest at rates that, at the Vertex Borrower’s option, can be either a base rate, determined by reference to the federal funds rate, plus a margin of 6.50% per annum, or a Eurodollar rate, determined by reference to LIBOR, plus a margin of 7.50% per annum.

The Vertex Second Lien Credit Agreement contains customary representations and warranties and affirmative covenants. The Vertex Second Lien Credit Agreement also includes negative covenants that limit, among other things, additional indebtedness, additional liens, sales of assets, dividends, investments and advances, prepayments of debt and mergers and acquisitions.

The Vertex Second Lien Credit Agreement contains customary events of default, including, but not limited to, payment defaults, breaches of representations and warranties, covenant defaults, events of bankruptcy and insolvency, failure of any guaranty or security document supporting the First Lien Term Facility to be in full force and effect, and a change of control. If an event of default occurs and is continuing, the Vertex Borrower may be required immediately to repay all amounts outstanding under the Vertex Second Lien Credit Agreement.

The foregoing descriptions of the Vertex Second Lien Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the terms of the Vertex Second Lien Credit Agreement, a copy of which is filed as Exhibit 10.4 to this Current Report and is incorporated by reference herein.

Vertex ABL Credit Agreement

The Vertex ABL Credit Agreement provides for a senior secured revolving loan facility (the “ABL Facility”) of up to an aggregate amount of $200,000,000 (the loans thereunder, the “ABL Loans”). The Vertex ABL Credit Agreement also provides for (i) a $15,000,000 sublimit of availability for letters of credit, and (ii) a $10,000,000 sublimit for short-term borrowings on a swingline basis. The commitments under the ABL Facility expire on June 29, 2026, and any ABL Loans then outstanding will be payable in full at that time.

Under the Vertex ABL Credit Agreement, the Vertex Borrower may, at its option, increase the aggregate amount of the ABL Facility in an amount of up to $50,000,000 (but in not less than $5,000,000 increments) without the consent of any lenders not participating in such increase, subject to certain customary conditions and applicable lenders committing to provide the increase in funding. There can be no assurance that additional funding would be available.

Availability under the ABL Facility is subject to a borrowing base (the “Borrowing Base”), which is based on 85% of eligible accounts receivable, eligible government account receivable and eligible government subcontract accounts receivable, plus 50% of eligible unbilled accounts receivable, plus the lesser of (x) 65% of the book value of eligible inventory, and (y) 85% of the net orderly liquidation value of eligible inventory of the Vertex Borrower, Vertex Holdings and most of the Vertex Borrower’s wholly-owned domestic subsidiaries (including the Company Guarantor Subsidiaries, collectively, the “ABL Guarantors”), after adjusting for customary reserves that are subject to the ABL Agent’s discretion. The aggregate amount of the ABL Loans made and letters of credit issued under the ABL Facility shall at no time exceed the lesser of the aggregate commitments under the ABL Facility (currently $200,000,000 or, if increased at the Vertex Borrower’s option as described above, up to $250,000,000) or the Borrowing Base. To the extent that the Vertex Borrower’s and ABL Guarantors’ eligible accounts receivable, eligible government account receivable, eligible government subcontract accounts receivable, eligible unbilled accounts receivable, and eligible inventory, decline, the Borrowing Base will decrease, and the availability under the ABL Facility may decrease below $200,000,000.

The Vertex Borrower may borrow up to $75,000,000 from the ABL Facility to finance the Merger and transaction costs, subject to pro forma compliance with the calculation of excess availability being equal to or exceeding the amount of the ABL Loans requested on the Closing Date. Any ABL Loans in excess thereof requested on the Closing Date are subject to a number of customary conditions further described in the Vertex ABL Credit Agreement. The proceeds from the ABL Loans may be used to finance the working capital needs and general corporate purposes of the Vertex Borrower and its subsidiaries

10

The Vertex Borrower’s obligations under the ABL Term Facility are guaranteed by the ABL Guarantors, subject to customary exceptions and limitations. The Vertex Borrower’s obligations under the ABL Facility and the ABL Subsidiary Guarantors’ obligations under the related guarantees are secured by (a) a first priority-lien on substantially all of the Vertex Borrower’s and the ABL Guarantors’ ABL Priority Collateral (subject to customary exceptions and limitations), and (b) a third priority-lien on substantially all of the Vertex Borrower’s and the ABL Guarantors’ assets other than the ABL Priority Collateral (subject to customary exceptions and limitations).

The borrowings under the ABL Facility bear interest at rates that, at the Vertex Borrower’s option, can be either a base rate, determined by reference to the federal funds rate, plus a margin of 0.75% to 1.25% per annum, or a term benchmark rate, determined by reference to Term SOFR, plus a margin of 1.75% to 2.25% per annum, in each case, depending on the aggregate availability under the ABL Facility.

Unutilized commitments under the ABL Facility are subject to a per annum fee of (x) 0.375% if the total outstandings were equal to or less than 50% of the aggregate commitments, or (y) 0.25% if such total outstandings were more than 50% of the aggregate commitments.

The Vertex Borrower is also required to pay a letter of credit fronting fee to each letter of credit issuer equal to 0.125% per annum of the amount available to be drawn under each such letter of credit (or such other amount as may be mutually agreed by the Vertex Borrowers and the applicable letter of credit issuer), as well as a fee to all lenders equal to the applicable margin for Term SOFR ABL Loans times the average daily amount available to be drawn under all outstanding letters of credit.

The Vertex ABL Credit Agreement includes negative covenants that limit, among other things, additional indebtedness, transactions with affiliates, additional liens, sales of assets, dividends, investments and advances, prepayments of debt, mergers and acquisitions. The Vertex ABL Credit Agreement also includes a financial covenant that requires the fixed charge coverage ratio to be at least 1.00 to 1.00 as of the end of any period of four fiscal quarters while aggregate availability is less than the greater of (i) $10,000,000 and (ii) 10% of the aggregate borrowing base.

The Vertex ABL Credit Agreement also contains other customary affirmative and negative covenants and customary representations and warranties that must be accurate in order for the Vertex Borrower to borrow under the ABL Facility (in each case, subject to customary exceptions and limitations with respect to borrowings made on the Closing Date).

The Vertex ABL Credit Agreement contains customary events of default, including, but not limited to, payment defaults, breaches of representations and warranties, covenant defaults, events of bankruptcy and insolvency, failure of any guaranty or security document supporting the ABL Facility to be in full force and effect, and a change of control. If an event of default occurs and is continuing, the Borrowers may be required immediately to repay all amounts outstanding under the Vertex ABL Credit Agreement.

The foregoing descriptions of the Vertex ABL Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the terms of the Vertex ABL Credit Agreement, a copy of which is filed as Exhibit 10.5 to this Current Report and is incorporated by reference herein.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in the Introductory Note to this Current Report on Form 8-K relating to the issuance of shares of Common Stock to the holders of common stock of Vertex is incorporated into this Item 3.02 by reference. The Company is relying on the exemption from the registration requirements of the Securities Act of 1933, as amended, afforded by Section 4(a)(2) thereof and the rules and regulations of the SEC promulgated thereunder.

11

Item 3.03. Material Modification of Rights of Security Holders.

The information set forth in the Introductory Note and under Items 1.01 and 5.03 of this Current Report on Form 8-K is incorporated into this Item 3.03 by reference.

Item 5.01. Changes in Control of Registrant.

The information set forth in the Introductory Note to this Current Report on Form 8-K is incorporated into this Item 5.01 by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Agreements of Certain Officers.

In connection with the consummation of the Mergers, the following directors resigned from the Company’s board of directors, effective as of the Closing: Louis Giuliano (who was the Chairman of the bard of directors prior to the Closing), Bradford Boston (who was the chairperson of the Company’s Compensation and Personnel Committee and a member of the Company’s Strategy Committee prior to the Closing) and William Murdy (who was a member of the Audit and Nominating and Governance and Strategy Committees prior to the Closing). No such resignation was due to a disagreement on any matter relating to the Company’s operations, policies or practices.

In accordance with the terms of the Merger Agreement, effective as of the Closing, the Company’s board of directors became comprised of eleven members, five of whom were appointed by Vertex (including John “Ed” Boyington, Jr., Dino Cusumano, Lee Evangelekos, Joel Rotroff and Neil Snyder) (the “Vertex Holdco designees”), five of whom were appointed by the Company (including Mary L. Howell, Melvin F. Parker, Eric M. Pillmore, Stephan L. Waechter and Phillip C. Widman) and one of whom is Charles L. Prow, the President and Chief Executive Officer of the Company as of immediately prior to Closing. The Company also exercised its right, pursuant to Section 1.07 of the Merger Agreement, to appoint Bradford Boston as a non-voting advisor to the board.

The following table sets forth the members of the Company’s board of directors and their respective class designations and committee appointments, in each case effective as of the Closing:

Name	Board of Directors	Audit and Finance Committee	Nominating and Governance Committee	Strategy Committee	Compensation and Personnel Committee	Director Class
Mary L. Howell	Chair					II

Charles L. Prow	Member					I

Melvin F. Parker	Member	Member	Chair	Member		III

Eric M. Pillmore	Member	Member		Member	Member	II

Stephan L. Waechter	Member	Chair	Member			III

Phillip C. Widman	Member	Member			Chair	I

John “Ed” Boyington	Member			Member		III

Dino Cusumano	Member			Chair		I

Lee Evangelekos	Member		Member			I

Joel Rotroff	Member				Member	II

Neil Snyder	Member		Member		Member	II

12

Other than the Merger Agreement, the Shareholders Agreement and the Indemnification Agreements, there are no arrangements between the new directors and any other person pursuant to which the new directors were selected as directors. Non-employee members of the Company’s board of directors will be compensated for such service as will be described in the proxy statement to be filed by the Company in connection with its 2022 annual meeting of shareholders, and any information that the Company files with the SEC that updates or supersedes that information.

Item 5.03. Amendments to Articles of Incorporation or Bylaws.

Pursuant to the Merger Agreement, at the Closing, the Amended and Restated Articles of Incorporation of the Company were amended and restated (the “Second Amended and Restated Articles of Incorporation”) to provide for a change of the Company’s name to “V2X, Inc.” The foregoing description is qualified in its entirety by reference to the full text of the Second Amended and Restated Articles of Incorporation, a copy of which is attached hereto as Exhibit 3.1.

Pursuant to the Merger Agreement, on and effective as of the Closing, the board of directors amended and restated the Amended and Restated By-Laws of the Company (the “Second Amended and Restated Bylaws”). The Second Amended and Restated Bylaws (i) amend references to the Company’s name, (ii) incorporate by reference the Shareholders Agreement and (iii) state that the Company opts out of Chapter 42 of the Indiana Business Corporation Law. The foregoing description is qualified in its entirety by reference to the full text of the Second Amended and Restated Bylaws, a copy of which is attached hereto as Exhibit 3.2.

Item 8.01. Other Events.

Press Release

On July 5, 2022, the Company issued a press release in connection with the completion of the Mergers. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired

The financial information required by this Item 9.01(a) of Form 8-K will be filed by an amendment to this Current Report on Form 8-K no later than 71 calendar days after the date on which this Current Report on Form 8-K was required to be filed.

(b) Pro Forma Financial Information.

The pro forma financial information required by this Item 9.01(b) of Form 8-K will be filed by an amendment to this Current Report on Form 8-K no later than 71 calendar days after the date on which this Current Report on Form 8-K was required to be filed.

(d) Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Report.

13

EXHIBIT INDEX

Exhibit No.	Description

2.1*†	Agreement and Plan of Merger, dated as of March 7, 2022, by and among Vectrus, Inc., Vertex Aerospace Services Holding Corp., Andor Merger Sub LLC and Andor Merger Sub Inc.*

3.1	Second Amended and Restated Articles of Incorporation of V2X, Inc.

3.2	Second Amended and Restated Bylaws of V2X, Inc.

4.1†	Shareholders Agreement, dated as of July 5, 2022, by and among Vectrus, Inc. and the shareholders that are party thereto

4.2†	Registration Rights Agreement, dated as of July 5, 2022, by and among Vectrus, Inc. and the shareholders that are party thereto

10.1	Management Services Agreement, dated as of July 5, 2022, by and between Vectrus, Inc. and AIP, LLC

10.2	Form of Indemnification Agreement

10.3	First Lien Credit Agreement, dated as of the December 6, 2021 (as amended by Amendment No 1., dated as of July 5, 2022), by and among Vertex Aerospace Service Corp., Vertex Aerospace Intermediate LLC, the lenders from time to time party thereto and Royal Bank of Canada, as administrative agent

10.4	Second Lien Credit Agreement, dated as of December 6, 2021, by and among Vertex Aerospace Service Corp., Vertex Aerospace Intermediate LLC, the lenders from time to time party thereto and Royal Bank of Canada, as administrative agent

10.5	ABL Credit Agreement, dated as of June 29, 2018 (as amended by the First Amendment to ABL Credit Agreement, dated as of May 17, 2019, as further amended by the Second Amendment to ABL Credit Agreement, dated as of May 17, 2021, and as further amended by the Third Amendment to ABL Credit Agreement, dated as of December 6, 2021, as further amended by the Fourth Amendment to ABL Credit Agreement, dated as of July 5, 2022), by and among Vertex Aerospace Service Corp., Vertex Aerospace Intermediate LLC, certain other subsidiaries of Vertex Borrower from time to time party thereto as co-borrowers, the lenders from time to time party thereto and Ally Bank, as administrative agent

99.1	Press Release, dated July 5, 2022

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

*	Incorporated herein by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on March 7, 2022.
†	Certain schedules to this Exhibit have been omitted in accordance with Item 601(a)(5) of Regulation S-K.

14

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

V2X, INC.

Dated: July 5, 2022

	By:	/s/ Kevin T. Boyle
Kevin T. Boyle
Chief Legal Officer, General Counsel and Corporate Secretary

15